EXHIBIT 10.7

                                                                       EXECUTION

                            GS WHOLE LOAN TRUST III,

                                 AS THE COMPANY

                                       AND

                     SYSTEMS & SERVICES TECHNOLOGIES, INC.,

                                 AS THE SERVICER

                               SERVICING AGREEMENT

                            DATED AS OF JUNE 28, 2005

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                                TABLE OF CONTENTS

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ARTICLE I    DEFINITIONS ....................................................................     1

     Section 1.01   Definitions .............................................................     1

     Section 1.02   Other Definitional Provisions ...........................................     8

ARTICLE II   effective date; APPOINTMENT AND CUSTODY ........................................     9

     Section 2.01   Effective Date; Appointment of Servicer .................................     9

     Section 2.02   Custody of the Receivables Files ........................................     9

ARTICLE III  REPRESENTATIONS AND WARRANTIES .................................................    10

     Section 3.01   Representations and Warranties of the Servicer ..........................    10

     Section 3.02   Representations and Warranties of the Company ...........................    11

ARTICLE IV   ADMINISTRATION AND SERVICING OF RECEIVABLES ....................................    12

     Section 4.01   Servicer ................................................................    12

     Section 4.02   Realization of Receivables ..............................................    13

     Section 4.03   Collections Related to the Receivables ..................................    14

     Section 4.04   Payment of Servicing Fees and Expenses ..................................    14

     Section 4.05   Errors and Omissions and Blanket Crime Insurance ........................    15

ARTICLE V    PAYMENTS TO THE COMPANY ........................................................    15

     Section 5.01   Remittances .............................................................    15

     Section 5.02   Servicer Reports ........................................................    16

ARTICLE VI   GENERAL SERVICING PROCEDURES ...................................................    16

     Section 6.01   Satisfaction of Receivables and Release of Receivable Files .............    16

     Section 6.02   Annual Statement as to Compliance .......................................    17

     Section 6.03   Accountants' Reports ....................................................    17

     Section 6.04   Right to Examine Servicer Records .......................................    18

ARTICLE VII  SERVICER TO COOPERATE ..........................................................    18

     Section 7.01   Provision of Information ................................................    18

     Section 7.02   Financial Statements; Servicing Facility ................................    18

ARTICLE VIII INDEMNIFICATION; SERVICER COVENANTS ............................................    19

     Section 8.01   Indemnification of Third Party Claims by the Servicer ...................    19

     Section 8.02   Merger or Consolidation of the Servicer .................................    20

     Section 8.03   Limitation on Resignation and Assignment by Servicer ....................    20

     Section 8.04   Indemnification of Third Party Claims by the Company ....................    21
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE IX   SERVICER TERMINATION EVENT .....................................................    22

     Section 9.01   Servicer Termination Events .............................................    22

     Section 9.02   Waiver of Servicer Termination Events ...................................    25

ARTICLE X    TERM AND TERMINATION ...........................................................    25

     Section 10.01  Termination .............................................................    25

ARTICLE XI   SUCCESSOR TO SERVICER ..........................................................    25

     Section 11.01  Successor to Servicer ...................................................    25

ARTICLE XII  SECURITIZATION .................................................................    26

     Section 12.01  Assistance with Securitizations .........................................    26

ARTICLE XIII Miscellaneous ..................................................................    29

     Section 13.01  Amendment ...............................................................    29

     Section 13.02  Governing Law; Jurisdiction; Waiver of Jury Trial .......................    29

     Section 13.03  Duration of Agreement ...................................................    29

     Section 13.04  Notices .................................................................    29

     Section 13.05  Severability of Provisions ..............................................    30

     Section 13.06  Entire Agreement ........................................................    31

     Section 13.07  Relationship of Parties .................................................    31

     Section 13.08  Counterparts ............................................................    31

     Section 13.09  Assignment ..............................................................    31

     Section 13.10  Third-Party Beneficiaries ...............................................    32

     Section 13.11  No Waiver; Cumulative Remedies ..........................................    32

     Section 13.12  Further Assurances ......................................................    32

     Section 13.13  Effect of Headings; Cross-References ....................................    32

     Section 13.14  No Petition Covenant ....................................................    32

     Section 13.15  Expenses ................................................................    32

     Section 13.16  Agents to Act on Behalf of the Company ..................................    33

     Section 13.17  Guarantee by GSMC .......................................................    33
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     Exhibit A:     Servicing Standards
     Exhibit B:     Receivable Schedule
     Exhibit C:     Account Instructions
     Exhibit D:     List of Monthly Servicer Reports
     Exhibit E:     Servicer Annual Certification
     Exhibit F:     Indemnification by Ohio Savings Bank
     Exhibit G:     Form of Acknowledgment of Receipt
     Exhibit H:     Representations and Warranties of Ohio Savings Bank

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                               SERVICING AGREEMENT

      This Servicing Agreement (as amended, modified or supplemented from time to time, the "AGREEMENT") is entered into as of the 28th day of June, 2005 between SYSTEMS & SERVICES TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware, its permitted successors and assigns ("SST"), as servicer (in such capacity, the "SERVICER"), and GS WHOLE LOAN TRUST III, a Delaware statutory trust (together with its permitted successors and assigns, the "COMPANY"). GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership ("GSMC"), joins in this Agreement solely for purposes of Section 13.17 hereof.

                                    RECITALS:

      WHEREAS, the Company purchased Receivables (as hereinafter defined) from Ohio Savings Bank, f.s.b., a federal savings bank (the "SELLER"), pursuant to that certain Purchase Agreement between the Company and the Seller dated as of June 28, 2005 (as amended, modified or supplemented from time to time, the "PURCHASE AGREEMENT");

      WHEREAS, SST provides portfolio management services, including loan administration, payment collection and processing, insurance claim processing, custodial services and financial reporting to financial institutions in connection with receivables similar to the Receivables; and

      WHEREAS, the Company desires to appoint the Servicer to service the Receivables on the terms and conditions provided herein.

         NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            Section 1.01 DEFINITIONS. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings:

            "AFFILIATE" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

            "ACTIVE RECEIVABLE" means any Receivable other than: (i) paid (including prepaid), fully satisfied Receivables; (ii) Receivables in which the Financed Vehicle has been liquidated and the Liquidation Proceeds or any other anticipated proceeds have been applied to reduce the Principal Balance; and
(iii) Receivables for which the Servicer has completed all work in connection with processing and receiving insurance payoffs.

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            "APPLICABLE LAW" means all provisions of statutes, rules and regulations, interpretations and orders of any Governmental Authority applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party including applicable federal, state and local laws and regulations thereunder.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto.

            "BUSINESS DAY" means any day other than (a) a Saturday or Sunday, or
(b) a day on which banking or savings and loan institutions in the States of New York, Missouri or Delaware are authorized or obligated by law or executive order to be closed.

            "CLOSING DATE" means June 28, 2005.

            "COLLATERAL" means the Financed Vehicles and any other Conveyed
Asset.

            "COLLECTION PERIOD" means a calendar month.

            "COLLECTIONS" means, with respect to each Receivable, without duplication:

            (i)   all payments on account of interest and principal;

            (ii)  all Liquidation Proceeds;

            (iii) all Insurance Proceeds (other than proceeds to be applied to the restoration or repair of the related Financed Vehicle or released to the related Obligor in accordance with the terms of the related Receivable);

            (iv) any Deficiency Balance recoveries payable pursuant to Section 4.02(b);

            (v) any rebate of an unearned insurance premium, service warranty or other amount received by the Servicer which was financed in the contract for a Financed Vehicle;

            (vi) any Supplemental Servicing Fees collected by and paid to the Servicer; and

            (vii) any other amounts received by the Servicer in respect of a Receivable;

PROVIDED, THAT "COLLECTIONS" does not include costs and expenses incurred by the Servicer for or on behalf of an Obligor (such as retitling costs) that such Obligor repays to the Servicer.

            "COLLECTOR" shall have the meaning set forth in Section 4.02(b).

            "COMMISSION" means the Securities and Exchange Commission.

            "COMMITMENT PERIOD" means the period from the date hereof to a Commitment Termination Event.

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            "COMMITMENT TERMINATION EVENT" means the earlier to occur of (i) the occurrence of a Servicer Termination Event hereunder, (ii) the last day of the Collection Period in which the final payment or liquidation of all the Receivables occurred and (iii) the day the Company elects to terminate this Agreement after the Servicer withholds its consent to assignment in accordance with Section 13.09(b).

            "COMPANY INDEMNIFIED PARTY" means the Servicer and any of its officers, directors, agents and employees.

            "COMPANY INDEMNIFIED CLAIM" shall have the meaning set forth in
Section 8.04(b).

            "CONTRACT RATE" means, with respect to each Receivable, the annual rate of interest applicable to such Receivable stated in the applicable loan or installment sale contract.

            "CONVEYED ASSETS" means, collectively:

            (i)   the Receivables;

            (ii) all interest, principal, and any other amounts received by the Seller on or with respect to each of the Receivables after the Cut-Off Date;

            (iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

            (iv) all other security interests or other property interests created by or constituting each Receivable and on any property that shall have secured the Receivable and that shall have been acquired by or on behalf of the Seller;

            (v) all of the Seller's rights with respect to each Receivable and the contents of each Receivable File, including, without limitation, all of the Seller's enforcement and other rights under the UCC and other Applicable Law;

            (vi) rebates of premiums on insurance policies and all other items financed as part of the Receivables in effect as of the Cut-Off Date, including but not limited to, service warranties; and

            (vii) all proceeds in any way related to and rights to enforce, any of the foregoing, including, without limitation, any Insurance Proceeds and Liquidation Proceeds.

            "CUT-OFF DATE" means the close of business on June 24, 2005.

            "DEFAULTED RECEIVABLE" means, with respect to any Collection Period, a Receivable (a) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with the Servicing Standard, (b) in respect of which the related Financed Vehicle has been repossessed and liquidated, (c) in respect of which the Servicer has repossessed and held the related Financed Vehicle in its repossession inventory for 60 (sixty) days or more,

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(d) which by the end of the month becomes 120 days past due and is not in repossession inventory or (e) which by the end of the month becomes 180 days past due.

            "DEFAULT PERCENTAGE" means, with respect to any Determination Date, the average of the Monthly Default Percentages for the three (3) preceding Collection Periods (or if prior to three (3) months from the Closing Date, the number of whole Collection Periods since the Closing Date).

            "DEFAULT TRIGGER" means, for any Determination Date, a percentage to be agreed by the parties hereto; provided, however, that if the parties cannot agree on such percentage, the Default Trigger shall be equal to the product of
1.35 times the Default Percentage for the March 2006 Determination Date; provided further, however, that the Default Trigger shall be 100% for any Determination Date for which the aggregate Principal Balance of the Receivables at the end of the preceding Collection Period is less than 10% of the aggregate Principal Balance of the Receivables on the Servicing Transfer Date.

            "DEFICIENCY BALANCE" means the outstanding Principal Balance of a Defaulted Receivable remaining unpaid after the application, to reduce the Principal Balance of such Receivable, of all Liquidation Proceeds and Insurance Proceeds received for such Defaulted Receivable and after all proceeds have been received from the disposition of the related Financed Vehicle.

            "DELINQUENCY PERCENTAGE" means, with respect to any Determination Date, the average of the Monthly Delinquency Percentages for the three (3) preceding Collection Periods (or if prior to three (3) months from the Closing Date, the number of whole Collection Periods since the Closing Date).

            "DELINQUENCY TRIGGER" means, for any Determination Date, a percentage to be agreed by the parties hereto; provided, however, that if the parties cannot agree on such percentage, the Delinquency Trigger shall be equal to the product of 1.35 times the Delinquency Percentage for the March 2006 Determination Date; provided further, however, that the Delinquency Trigger shall be 100% for any Determination Date for which the aggregate Principal Balance of the Receivables at the end of the preceding Collection Period is less than 10% of the aggregate Principal Balance of the Receivables on the Servicing Transfer Date.

            "DETERMINATION DATE" means, with respect to any Collection Period, the fourth Business Day preceding the related Remittance Date, beginning September 9, 2005.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "FINANCED VEHICLE" means a new or used automobile or light truck which secures a Receivable.

            "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state, federal, provincial or local, and any agency, authority, instrumentality, regulatory body, court, administrative court

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or judge, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "INSURANCE PROCEEDS" means proceeds of any insurance policy or service warranty related to a Receivable or the related Collateral, to the extent such proceeds are to be used to reduce the Principal Balance of such Receivable and are not to be applied to the restoration of the related Financed Vehicle or released to the Obligor in accordance with Applicable Law.

            "LIQUIDATION PROCEEDS" means cash (other than Insurance Proceeds) in excess of the costs of liquidation on an aggregate basis received in connection with the liquidation of any Defaulted Receivable, whether through the sale or assignment of such Receivable, trustee's sale or otherwise, including the sale or other disposition of the related Financed Vehicle.

            "MONTHLY DEFAULT PERCENTAGE" means, with respect to any Collection Period, a fraction (expressed as a percentage), the numerator of which is the aggregate Principal Balance of all Receivables that as of the end of such Collection Period are Defaulted Receivables, and the denominator of which is the aggregate Principal Balance of the Receivables (excluding Defaulted Receivables) as of the end of such Collection Period.

            "MONTHLY DELINQUENCY PERCENTAGE" means, with respect to any Collection Period, a fraction (expressed as a percentage), the numerator of which is the aggregate Principal Balance of all Receivables that as of the end of such Collection Period are thirty (30) or more days delinquent (excluding Defaulted Receivables), and the denominator of which is the aggregate Principal Balance of the Receivables (excluding Defaulted Receivables) as of such Collection Period.

            "MONTHLY PAYMENT" means the scheduled monthly payment of principal and interest on a Receivable that is payable by an Obligor under the related contract.

            "MOODY'S" means Moody's Investors Service, Inc., and its successors.

            "NET LIQUIDATION LOSSES" means, with respect to any Collection Period, the amount, if any, by which (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during that Collection Period exceeds (b) the Liquidation Proceeds, Insurance Proceeds and any Deficiency Balance recoveries received during that Collection Period.

            "OBLIGOR" means the obligor or obligors on a Receivable.

            "OFFICER'S CERTIFICATE" means a certificate signed by any of the following: (a) the chairman of the board, the vice chairman of the board, the president, an executive vice president, a senior vice president, a vice president, an assistant vice president, the treasurer, the secretary or (b) two of the assistant treasurers and/or assistant secretaries of the Servicer, and delivered to the Company as required by this Agreement.

            "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, joint venture, association, joint-stock company, trust, national banking

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association, unincorporated organization or Governmental Authority or any agency or political subdivision thereof or any other entity.

            "PRINCIPAL BALANCE" means, with respect to any Receivable, the actual outstanding principal balance under the terms thereof.

            "RATING AGENCY" means Moody's or Standard & Poor's and any other nationally recognized statistical credit rating agency rating any security issued in connection with any Securitization.

            "RECEIVABLES" means all of the retail automobile and light truck loan and installment sale contracts listed on the Receivable Schedule.

            "RECEIVABLE FILE" means, with respect to each Receivable and only to the extent such item was delivered to the Servicer:

            (i) the original Receivable or a copy of the original Receivable together with an affidavit as to the original Receivable;

            (ii) the original credit application fully executed by the Obligor or a photocopy thereof or a record thereof on a computer file or diskette or on microfiche;

            (iii) the original certificate of title, or if the original certificate of title is required to be held by the agency, department or office that issued such original certificate of title, a receipt thereof or any other comparable document, or such documents kept on file, in accordance with its customary standards, policies and procedures, evidencing the security interest of the Seller in the related Financed Vehicle;

            (iv) if the odometer reading of the Financed Vehicle at the time of sale to the Obligor is not listed on the certificate of title or the original credit application, the odometer statement; and

            (v) any and all other documents that the Servicer keeps on file in accordance with its customary procedures relating to a Receivable.

            "RECEIVABLE SCHEDULE" means the schedule of retail automobile and light truck loan and installment sale contracts annexed hereto as EXHIBIT B (which list may be in electronic file, microfiche, disk or other means acceptable to the Company).

            "REMITTANCE DATE" means the 15th day (or if such 15th day is not a Business Day, the first Business Day immediately preceding such date) of any month.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "SECURITIZATION" means any (i) financing transaction that is payable from or secured, directly or indirectly, by all or a portion of the Receivables,
(ii) sale or other transfer of all or a portion of the Receivables or (iii) other asset securitization, secured loan, financing or

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similar transaction involving all or a portion of the Receivables, including any sale to or otherwise involving any conduit.

            "SECURITIZATION DOCUMENT" means any transaction document or any prospectus, offering document, term sheet, computational material or other information filed with the Commission or delivered to any Rating Agency, trustee, investor or other participant in connection with or during the term of a Securitization, including (without limitation) any reports under the Exchange Act.

            "SERVICER ANNUAL CERTIFICATION" has the meaning set forth in 6.02.

            "SERVICER INDEMNIFIED CLAIM" has the meaning set forth in 8.01(b).

            "SERVICER INDEMNIFIED PARTIES" means (a) the Company, its Affiliates, any subsequent purchaser or beneficial owner of the Receivables, (b) in the event of any Securitization of some or all of the Receivables, any trustee, underwriter, placement agent, initial purchaser, rating agency, any SPE service company (i.e., any company providing "independent directors", management, ownership or related services in connection with securitization entities) or bond insurer in any of the transactions relating to the Securitization and (c) any of their respective officers, directors, agents, employees and "controlling persons" (within the meaning of the Securities Act or the Exchange Act).

            "SERVICER REPORTS" has the meaning set forth in 5.02(b).

            "SERVICER TERMINATION EVENT" has the meaning set forth in Section 9.01(a)

            "SERVICING ADVANCES" means all customary, reasonable and necessary "out-of-pocket" costs and expenses (including reasonable attorney's fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) repossessing a Financed Vehicle, (b) field call expenses and skip investigation costs, (c) restoring and reconditioning a Financed Vehicle in preparation of such Financed Vehicle for auction, (d) any enforcement or judicial proceedings, including bankruptcy proceedings or (e) the sale or other disposition of repossessed Financed Vehicles.

            "SERVICING FEE" means the amount of the per annum fee the Company shall pay to the Servicer on each Remittance Date, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Principal Balance of the Active Receivables as of the first day of the prior Collection Period.

            "SERVICING FEE RATE" means 0.33% per annum.

            "SERVICING STANDARD" has the meaning set forth in Section 4.01(a).

            "SERVICING TRANSFER DATE" means July 31, 2005 or such other date as may be mutually agreed by the parties.

            "SUPPLEMENTAL SERVICING FEE" means any late fees, prepayment charges, non-sufficient fund fees, non-recurring ACH fees, extension fees and other administrative fees

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and expenses or similar charges allowed by Applicable Law collected by the
Servicer (from whatever source) on the Receivables during each Collection
Period.

            "STANDARD AND POOR'S" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

            "TRUST ACCOUNT" has the meaning set forth in Section 4.03.

            "UCC" means the Uniform Commercial Code in effect in the relevant jurisdiction.

            Section 1.02 OTHER DEFINITIONAL PROVISIONS.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

            (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; and "or" shall include "and/or".

            (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

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                                   ARTICLE II
                     EFFECTIVE DATE; APPOINTMENT AND CUSTODY

            Section 2.01 EFFECTIVE DATE; APPOINTMENT OF SERVICER.

            (a) This Agreement shall become effective on the Servicing Transfer Date.

            (b) The Company hereby appoints the Servicer as its agent in connection with the performance of the duties and services described herein. SST agrees to assume the duties of the Servicer, acting for the benefit of the Company, as described in this Agreement and the attached EXHIBIT A in connection with the Receivables.

            Section 2.02 CUSTODY OF THE RECEIVABLES FILES.

            (a) The Servicer shall acknowledge receipt of the Receivable File for each Receivable listed in the Receivable Schedule. As evidence of its acknowledgement of such receipt of such Receivables Files, the Servicer shall execute and deliver to the Company the Acknowledgement of Receipt attached as EXHIBIT G hereto promptly after such receipt.

            (b) The Servicer shall hold, as custodian for the Company (as the owner thereof), the Receivable Files for the sole purpose of facilitating the servicing and the supervision of the servicing of such Receivables. For the avoidance of doubt, SST shall not be required to act as custodian for the Company at any time that SST is not the Servicer hereunder.

            (c) As custodian on behalf of the Company, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable motor vehicle receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic internal audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Company to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Company any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Company of the Receivable Files.

            (d) In the event the Receivable Files held by the Servicer are destroyed due to fire or other casualty, the Servicer will bear the responsibility for (i) having new titles issued for each Financed Vehicle and providing printed copies of the destroyed title from the Servicer's imaging system which shall remain in the Receivable File until such new titles are received, (ii) replacing each Receivable (by printing a copy thereof held on the Servicer's imaging system), and (iii) creating a lost note affidavit to accompany each replaced Receivable, certifying that the original Receivable was destroyed; PROVIDED, HOWEVER, that in the event any additional document is needed in order to service the Receivable, the Servicer shall print a copy thereof from its imaging system. All costs incurred in connection with this
Section 2.02(d) shall be paid by the Servicer and the Servicer shall indemnify the Company for any losses suffered by the Company as a result of the loss or destruction of the original Receivable Files.

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            (e)   Upon request from the Company, the Servicer will release any document in the Receivable Files to the Company or its designee; provided that
(i) such release of documents will not interfere with the Servicer's ability to service the Receivables in accordance with the terms of this Agreement and (ii) if a Servicer Termination Event has not occurred, the Company will reimburse the Servicer for any reasonable costs and expenses incurred in effecting such release. Any document so released will be handled by the Company or its designee with due care and returned to the Servicer as soon as such Person no longer has a need for such document. If a Servicer Termination Event has occurred and is continuing, access to the Receivables Files and the release of any document in the Receivables Files will be at the sole cost and expense of the Servicer.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

            Section 3.01 REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

            (a) DUE ORGANIZATION AND QUALIFICATION. The Servicer (A) is a corporation duly incorporated and validly existing under the laws of the State of Delaware, (B) is in good standing under such laws and (C) is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

            (b) POWER AND AUTHORITY; DUE AUTHORIZATION; ENFORCEABILITY. This Agreement and all other instruments or documents to be delivered hereunder or pursuant hereto, and the transactions contemplated hereby, have been duly authorized by all necessary proceedings of the Servicer. This Agreement has been duly and validly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (c) NO VIOLATION. The Servicer is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Servicer is a party, as borrower or guarantor, and the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Servicer pursuant to the terms of, any such indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument, in each case where such a default, conflict or breach would materially and adversely affect the performance by the Servicer of its obligations under this Agreement and the consummation of the transactions contemplated hereby; and the fulfillment of the terms hereof and thereof will not result in any violation of the provisions of the organizational documents of the Servicer.

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

            (d) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or (D) that could have a material adverse effect on the Receivables.

            (e) LICENSES AND APPROVALS. The Servicer has obtained all the licenses and approvals necessary for the conduct of Servicer's business in the jurisdictions where the failure to do so would materially and adversely affect its performance of its obligations under this Agreement.

            (f) ABILITY TO PERFORM. The Servicer has the facilities, procedures and experienced personnel necessary for the servicing of retail motor vehicle loan and installment sale contracts of the same type as the Receivables in accordance with the Servicing Standard. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its obligations under this Agreement.

            (g) NO CONSENT REQUIRED. The Servicer is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or make any registration, filing or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery or performance of this Agreement.

            (h) NO LITIGATION PENDING. There is no action, suit, proceeding or investigation pending or, to the Servicer's knowledge, threatened against the Servicer or any of its Affiliates which, if determined adversely against the Servicer, would materially adversely affect the execution, delivery or enforceablility of this Agreement, or draw into question the validity of this Agreement or have a material adverse effect on the financial condition of the Servicer or the Servicer's ability to perform its obligations under the terms of this Agreement.

            (i) ERRORS AND OMISSIONS/CRIME POLICIES. The Servicer has in place the errors and omissions and/or blanket crime policies required to be maintained pursuant to Section 4.05.

            (j) NO BAILEE NOTIFICATION. The Servicer has not been notified by any party that such third party claims an interest in the Receivables or is requesting the Servicer to act as a bailee with respect to the Receivable Files or the other Receivables.

            (k) ADVERSE INTEREST. The Servicer holds no adverse interest, by way of security or otherwise, in any Receivable; and the execution of this Agreement and the creation of the relationship hereunder does not create any interest, by way of security or otherwise, of the Servicer in or to any Receivable.

            Section 3.02 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            (a) DUE ORGANIZATION. The Company is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to enter into this Agreement and to carry out the provisions of this Agreement.

            (b) POWER AND AUTHORITY; DUE AUTHORIZATION; ENFORCEABILITY. This Agreement and all other instruments or documents to be delivered hereunder or pursuant hereto, and the transactions contemplated hereby, have been duly authorized by all necessary proceedings of the Company. This Agreement has been duly and validly executed and delivered by the Company and assuming due authorization, execution and delivery by the Servicer, this Agreement is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (c) NO VIOLATION. The execution and delivery of this Agreement by the Company hereunder and the compliance by the Company with all provisions of this Agreement do not conflict with or violate any Applicable Law, regulation or order and do not conflict with or result in a breach of or default under any of the terms or provisions of any contract or agreement to which the Company is subject or by which it or its property is bound, nor does such execution, delivery or compliance violate the formation documents of the Company.

            (d) REPRESENTATIONS AND WARRANTIES. Ohio Savings Bank has made certain representations and warranties with respect to the Receivables for the benefit of the Company, including without limitation, the representations and warranties set forth on EXHIBIT H.

                                   ARTICLE IV
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

            Section 4.01 SERVICER.

            (a) The Servicer, as an independent contractor, shall manage, service, administer and make Collections on the Receivables and perform the other actions required by the Servicer under this Agreement, all in accordance with all Applicable Laws. The Servicer's duties include, but are not limited to, collection and posting of all payments, responding to inquiries of the Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, monitoring the Conveyed Assets, accounting for Collections, and furnishing the Servicer Reports and annual statements required pursuant to Sections 5.02 and 6.03. The Servicer will service the Receivables in accordance with the servicing standard set forth in EXHIBIT A or in the event that EXHIBIT A does not specify a standard with respect to a particular servicing function, in accordance with its usual and customary procedures consistent with the procedures employed by institutions that service motor vehicle retail installment contracts or motor vehicle installment loan notes for their own account or for the account of third parties (the foregoing, the "SERVICING STANDARD"). The parties hereto agree that EXHIBIT A shall be renegotiated after the date of this Agreement and prior to the Scheduled Servicing Transfer Date; provided, however, that if EXHIBIT A is not renegotiated to be in form and substance satisfactory to both parties prior to the Scheduled Servicing Transfer Date, then the Servicer agrees to service the Receivables in accordance with the servicing standard currently set forth in EXHIBIT A and otherwise in accordance with this Agreement.

            (b) The Servicer may, in accordance with the Servicing Standard, grant extensions on a Receivable with respect to a Receivable for which the related Obligor is delinquent for failure of payment. The Servicer shall not grant more than one (1) extension on such Receivable in any calendar year and not more than three (3) extensions after the Servicing Transfer Date on any such Receivable and shall not extend the date for the final payment by any Obligor of any Receivable beyond six (6) months of the original final payment date of such Receivable. As necessary to maximize collections on the Receivables and in accordance with its Servicing Standards, the Servicer may in its discretion waive any Supplemental Servicing Fee that may be collected in the ordinary course of servicing a Receivable.

            (c) Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered, to execute and deliver on behalf of itself and the Company, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Receivables and Financed Vehicles. If the Servicer commences a legal proceeding to enforce a Receivable, the Company will thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Servicer may, with the prior written approval of the Company, maintain such enforcement suit or legal proceeding in the name of the Company or an affiliate. If reasonably required by the Servicer, the Company shall furnish the Servicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            (d) The Servicer shall, consistent with the Servicing Standard and at the expense of the Company, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle in favor of the Company and its successors and assigns. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Company and its successors and assigns in the event of the relocation of the related Financed Vehicle, or for any other reason.

            (e) Except as permitted by the Servicing Standard, the Servicer shall not, other than as required by Applicable Law (i) release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full (or within $25 thereof) by or on behalf of the Obligor thereunder or repossession, (ii) impair the rights of the Company in the Receivables, (iii) change the Contract Rate with respect to any Receivable, or (iv) modify the Principal Balance or the total number of originally scheduled due dates of any Receivable.

            (f) The Servicer shall comply with Applicable Law in connection with the satisfaction of a Receivable and the release of Receivable Files.

            Section 4.02 REALIZATION OF RECEIVABLES.

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

            (a) In the event that any payment due under any Receivable is not paid when the same becomes due and payable, or in the event the related Obligor fails to perform any other covenant or obligation under the Receivable and such failure continues beyond any applicable grace period, the Servicer shall take such action (i) which shall be consistent with Servicing Standard and (ii) that it shall determine prudently to be in the best interest of the Company. In connection herewith, the Servicer shall from its own funds make all necessary and proper Servicing Advances, subject to reimbursement pursuant to Section 4.04(c); PROVIDED, HOWEVER, that the foregoing shall not be construed to require Servicer to undertake repossession, restoration or preservation of any Financed Vehicle, and the Servicer shall not take such actions, unless the Servicer shall determine in its reasonable judgment that such preservation, restoration and/or repossession will increase the proceeds of liquidation of the Receivable to the Company after reimbursement to itself for such expenses.

            (b) In connection with any Deficiency Balance, the Servicer in accordance with the Servicing Standards will refer the related account to (x) its routinely preferred third party collector or (y) such other third party collector as approved by the Company (the entity hired pursuant to clause (x) or (y), the "COLLECTOR"), which will pursue collection of such Deficiency Balance if, in the Servicer's reasonable judgment referral of such account to the Collector will maximize recovery of the Deficiency Balance. In the event the Servicer refers the related account to the Collector, the Servicer shall no longer remain obligated or be liable to any other party for the collection of such Receivable. The Servicer shall, in accordance with Section 5.01, remit to the Company any amounts collected by it or remitted to it by the Collector in regards to such Deficiency Balance.

            Section 4.03 COLLECTIONS RELATED TO THE RECEIVABLES. The Servicer shall maintain and control a bank account separate from its general corporate bank accounts (the "TRUST ACCOUNT") at the expense of the Company, where the Servicer shall collect and hold in trust (for the benefit of the Company) all Collections relating to the Receivables received in the immediately preceding Collection Period from Obligors or other sources.

            Section 4.04 PAYMENT OF SERVICING FEES AND EXPENSES.

            (a) To compensate the Servicer for its services rendered hereunder, the Company shall pay (or cause to be paid) the Servicer (i) the Servicing Fee for each Collection Period on the related Remittance Date during the Commitment Period and (ii) all Supplemental Servicing Fees received during each Collection Period on the related Remittance Date during the Commitment Period.

            (b) The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except to the extent specifically provided for herein.

            (c) The Company shall reimburse (or cause to be reimbursed) the Servicer for unreimbursed Servicing Advances for each Collection Period on the related Remittance Date based on an invoice documenting such unreimbursed Servicer Advances provided by the Servicer to the Company on the Determination Date immediately preceding such Remittance

Date; provided, however, that such invoice of expenses must be itemized with detail sufficient to permit the Company to understand the type and amount of Servicer Advances being reimbursed.

            (d) The Company shall reimburse (or cause to be reimbursed) the Servicer for reasonable unreimbursed fees and expenses owed to any Collector for each Collection Period on the related Remittance Date based on an invoice documenting such unreimbursed fees and expenses provided by the Servicer to the Company on the Determination Date immediately preceding such Remittance Date; provided, however, that the aggregate amount paid by the Company on a Remittance Date to reimburse the Servicer for the fees and expenses of the Collectors shall not exceed the Collector Capped Amount for such Remittance Date. The "COLLECTOR CAPPED AMOUNT" for any Remittance Date is an amount equal to the lesser of (i) the sum of (A) the aggregate amount of recoveries made by the Collectors (taken as a whole) with respect to Deficiency Balances during the related Collection Period MULTIPLIED BY 30% and (B) costs and expenses of such Collectors (taken as a whole) during the related Collection Period and (ii) the aggregate amount of recoveries made by the Collectors (taken as a whole) with respect to Deficiency Balances during the related Collection Period minus all contingency fees paid.

            (e) If the Company fails to pay (or cause to be paid) any fees or expenses of the Servicer required to be paid in accordance with Sections 4.04(a), (c) or (d), the Servicer shall send notice to the Company of such failure ("PAYMENT FAILURE NOTICE"). If the Company fails to pay (or cause to be paid) such fees or expenses in full within five Business Days of the receipt of a Payment Failure Notice, then the Servicer may (at its option) deduct from the required remittances to be made by the Servicer pursuant to Section 5.01 on any Remittance Date an amount of any unpaid fees or expenses that have become past due. If the Servicer elects to net remittances pursuant to the foregoing sentence, then such fees and expenses of the Servicer shall be deemed to have been paid by the Company.

            Section 4.05 ERRORS AND OMISSIONS AND BLANKET CRIME INSURANCE. The Servicer, shall maintain, at its own expense, an errors and omissions insurance policy on all officers, employees or other persons acting in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables, which policy shall protect and insure the Servicer, against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such errors and omissions insurance policy shall also protect and insure the Servicer, against losses in connection with the release or satisfaction of Receivables without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.05 requiring such errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Nothing in the preceding sentence shall limit any of the Servicer's indemnification obligations under this Agreement.

                                    ARTICLE V
                             PAYMENTS TO THE COMPANY

            Section 5.01 REMITTANCES. The Servicer shall remit on a daily basis by ACH transfer of immediately available funds to the Company at the account transfer instructions set forth on EXHIBIT C (or as otherwise directed by the Company from time to time in writing) all amounts constituting Collections on Receivables within three Business Days (other than as required in the next sentence) of the receipt thereof. Notwithstanding the foregoing, the Servicer shall remit all amounts constituting Collections on Receivables within two Business Days of the receipt thereof unless Standard & Poor's and Moody's both agree to permit remittances within three Business Days after receipt for a securitization of the Receivables with some or all of the securities to be rated "AAA/Aaa" with no greater limitations or levels of credit enhancement than similar securitizations of automobile and light-duty truck receivables.

            Section 5.02 SERVICER REPORTS.

            (a) By no later than the close of business on the first Business Day of each calendar week until termination of this Agreement, the Servicer shall be required to deliver to the Company a copy of each weekly production report in form and substance agreed to by the Company and the Servicer by July 15, 2005.

            (b) The Servicer shall be required to deliver to the Company a copy of each monthly remittance report (collectively, the "SERVICER REPORTS") listed in EXHIBIT D. For the avoidance of doubt, the parties hereto agree each Servicer Report shall be in form and substance agreed to by the Company and the Servicer by July 15, 2005, and that the contents and scope of the Servicer Reports set forth in EXHIBIT D is for discussion purposes. Without limiting the foregoing, the Servicer agrees that it shall deliver to the Company no less frequently than monthly loan-level data with respect to the Receivables.

            (c) On each Determination Date, the Servicer shall provide to the Company each of the Servicer Reports listed in EXHIBIT D attached hereto, with respect to Collections for the preceding Collection Period, in hard copy or electronic format as mutually agreed by the Servicer and the Company and each Servicer Report shall contain a certification from an Officer of the Servicer regarding the accuracy of the information contained therein.

            (d) The Servicer shall be required to provide Ohio Savings Bank with a copy of all loan-level data with respect to the Receivables that the Servicer provides to the Company. Such information shall be provided on a regular basis and no less frequently than monthly. The report will include loan/account numbers and any other information necessary to permit Ohio Savings Bank to identify the Receivable and the related Obligor.

            (e) The Servicer agrees to provide reports to the Company, any Affiliate of the Company or the holder of the applicable Receivables related to its data aggregator responsibilities and perform such other duties in accordance with Section 12.01(a)(ix). The Servicer acknowledges and agrees that the Servicing Fee Rate includes compensation to the Servicer for its data aggregation responsibilities pursuant to Section 12.01(a)(ix) related to the GS Auto Loan Trust 2005-1 securitization, as well as such other responsibilities mutually agreed in writing by the parties hereto.

                                   ARTICLE VI
                          GENERAL SERVICING PROCEDURES

            Section 6.01 SATISFACTION OF RECEIVABLES AND RELEASE OF RECEIVABLE FILES.

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

            (a) The Servicer shall comply with Applicable Law in connection with the satisfaction of a Receivable and the release of Receivable Files. Subject to the foregoing, upon the payment in full of any Receivable, or otherwise in accordance with the Servicer's customary policies and procedures consistent with the Servicing Standard, the Servicer is authorized to execute an instrument in satisfaction of such Receivable and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and terminate the security interest in the Financed Vehicle related thereto. To the extent that insufficient payments are received on a Receivable credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds if the shortfall is in excess of $25.

            (b) The Servicer shall not (I) satisfy or release the Collateral securing a Receivable without first having either (x) obtained voluntary payment in full (or within $25 of payment in full) of the indebtedness secured by the Collateral or (y) repossessed and liquidated such Collateral, or (II)(x) otherwise prejudice any rights the Company may have under the Collateral securing a Receivable (in addition to the rights of the Company in connection therewith set forth in Section 4.01(h)) or (y) extend or otherwise amend the terms of the Receivable (including any change of the Contract Rate applicable to any Receivable or the Principal Balance or the total number of originally scheduled due dates of any Receivable), except as provided in Sections 4.01(b) and 4.01(e).

            Section 6.02 ANNUAL STATEMENT AS TO COMPLIANCE. The Servicer shall deliver to the Company on or before March 15 each year, beginning March 15, 2006, an Officer's Certificate (the "SERVICER ANNUAL CERTIFICATION") in substantially the form of EXHIBIT E.

            Section 6.03 ACCOUNTANTS' REPORTS.

            (a) On or before March 15 of each year beginning March 15, 2006, the Servicer, at the Company's expense, shall cause a firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants to furnish a report to the Company (and consent of such firm for inclusion of such report in any filings with the Securities and Exchange Commission in connection with a Securitization) to the effect that such firm has examined the documents or records of the Servicer relating to the Receivables and that such examination (a) was made in accordance with generally accepted auditing standards and (b) included tests relating to retail motor vehicle loan and installment sale contracts serviced for others and that such firm is of the opinion that the provisions of this Agreement have been complied with during the preceding calendar year (or, with respect to the first report, the period from the Closing Date to December 31st of such year), and that, on the basis of such examination, nothing has come to their attention that would indicate that such servicing has not been conducted in compliance therewith during such calendar year or other period, except for (x) such exceptions as such firm shall believe to be immaterial and (y) such other exceptions as shall be set forth in such statement. The certification required by this Section 6.03(a) may be replaced by any similar certification using standards other than those described above which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, "no action" letter or similar guidance promulgated by the Commission.

            (b) In connection with each Securitization and on or before March 15 of each year beginning March 15, 2006, the Servicer, at the Company's expense, shall cause a nationally recognized certified public accountants engaged by the Servicer from time to time that is a member of the American Institute of Certified Public Accountants to furnish a letter the Company (and consent of such firm for inclusion of such report in any filings with the Securities and Exchange Commission in connection with a Securitization) covering such matters relating to the Receivables as reasonably requested by the Company.

            Section 6.04 RIGHT TO EXAMINE SERVICER RECORDS. The Company, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Receivables, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Company shall pay its expenses associated with such examination.

                                   ARTICLE VII
                              SERVICER TO COOPERATE

            Section 7.01 PROVISION OF INFORMATION.

            (a) Following a request by the Company, the Servicer shall furnish to the Company within a reasonable time period such periodic, special, or other reports or information, and copies or originals of any other documents contained in the Receivable File for each Receivable provided for herein. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Company may give.

            (b) Promptly after the Servicer obtains knowledge thereof, the Servicer shall furnish to the Company notice of any material litigation relating to the Servicer or any material investigation or proceeding which may exist at any time between the Servicer and any Governmental Authority which, in either case, would have an impact on the Receivables or on the Servicer's ability to act as Servicer hereunder with respect to the Receivables.

            (c) The Servicer shall execute and deliver within a reasonable time period all such instruments and take all such action as the Company may reasonably request from time to time, in order to effectuate the purposes, and to carry out the terms, of this Agreement.

            (d) The Company shall pay all "out-of-pocket" expenses incurred by the Servicer in complying with this Section 7.01.

            Section 7.02 FINANCIAL STATEMENTS; SERVICING FACILITY. The Servicer, upon two (2) Business Days notice, shall make available to the Company and any Rating Agency, credit enhancer, prospective whole loan purchaser, accountant or attorney a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit the Company and any Rating Agency, credit enhancer, prospective whole loan purchaser, accountant or attorney to inspect the Servicer's servicing facilities for the purpose of satisfying the Company and such Rating Agency, credit enhancer, prospective whole loan purchaser, accountant or attorney that the Servicer has the ability to service the Receivables as provided in this Agreement. Notwithstanding the foregoing, the Servicer need not comply with the requirements of this Section 7.02 to the extent compliance would unreasonably interfere in the Servicer's servicing operation.

                                  ARTICLE VIII
                       INDEMNIFICATION; SERVICER COVENANTS

            Section 8.01 INDEMNIFICATION OF THIRD PARTY CLAIMS BY THE SERVICER.

            (a) The Servicer shall indemnify each Servicer Indemnified Party and hold each Servicer Indemnified Party harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any Servicer Indemnified Party may sustain in any way related to (A) the failure of the Servicer to perform its duties as servicer and custodian and to service the Receivables in compliance with the terms of this Agreement, (B) any alleged untrue statement contained in any information provided by the Servicer (including, without limitation, any information provided in connection with a Securitization) or the alleged omission of a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) the breach of any representation or warranty, covenant or other agreement of Servicer set forth in this Agreement or
(D) the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle; PROVIDED, HOWEVER, that the Servicer shall not be liable for any of the foregoing to the extent any such claims, losses, damages or penalties were caused by incorrect information supplied to the Servicer by a predecessor servicer.

            (b) The Servicer shall be a third party beneficiary of the indemnification provided by Ohio Savings Bank attached hereto as EXHIBIT F (the "OSB INDEMNITY") which is contained in the Purchase Agreement between the Company and Ohio Savings Bank. Such Purchase Agreement does not contain other provisions which limit the Servicer's rights under the OSB Indemnity in any material respect. The Company agrees that it shall not authorize or consent to any amendments to the OSB Indemnity that would materially and adversely affect the interests of the Servicer without the written consent of the Servicer. The Company confirms that the Servicer is a third party beneficiary of the OSB Indemnity, and that the OSB Indemnity by its terms survives the termination of the agreement in which it is a provision thereof.

            (c) The Servicer or the Servicer Indemnified Party, as applicable, shall promptly notify the other upon becoming aware that a claim subject to indemnification under Section 8.01(a) (a "SERVICER INDEMNIFIED CLAIM") has been made by a third party; PROVIDED, HOWEVER, that the failure of the Servicer Indemnified Party to notify the Servicer of a Servicer Indemnified Claim shall not relieve the Servicer from any liability under Section 8.01(a) which it may have to any Servicer Indemnified Party, but only to the extent such failure to notify does not prejudice the Servicer's ability to defend. The Servicer shall assume the defense of any such Servicer Indemnified Claim and be responsible for all fees and expenses of counsel incurred therewith as well as any other litigation expenses; PROVIDED, HOWEVER, THAT counsel chosen by the Servicer shall be reasonably acceptable to the Company; and PROVIDED FURTHER, HOWEVER, that at any time the Servicer Indemnified Party shall be entitled to participate therein and, to the extent that it shall wish, hire counsel (who shall not, except with the consent of the Servicer, be counsel to the Servicer) and, jointly with the Servicer, assume the defense thereof. The Servicer shall not be liable to the Servicer Indemnified Party for the cost of the Servicer Indemnified Party's counsel. If, in connection with any Servicer Indemnified Claim, the actual or potential defendants in, or targets of, any such action include both the Servicer and the Servicer Indemnified Party, and counsel retained by the Servicer cannot adequately represent both the Servicer and the Servicer Indemnified Party in light of the claims and defenses that each intends to raise, the Servicer Indemnified Party shall have the right to hire separate counsel to assume the defense of any such Servicer Indemnified Claim and the Servicer shall be responsible for all fees and expenses of such separate counsel incurred therewith as well as any other litigation expense. The Servicer shall not, without the written consent of the Servicer Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Servicer Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Servicer Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of the Servicer Indemnified Party.

            (d) The indemnification obligations under this Agreement shall survive the assignment and transfer of the Receivables in connection with any Securitization, the termination of the Servicer and the termination of this Agreement and shall be in addition to any liability which it may otherwise have.

            Section 8.02 MERGER OR CONSOLIDATION OF THE SERVICER. The Servicer shall preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Receivables and to perform its duties under this Agreement.

            Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of either Party, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(a) shall have been breached (for purposes hereof, the representations and warranties set forth in Sections 3.01(a) through
(h) shall speak as of the date of consummation of such transaction) and no event that, with notice or lapse of time or both, would become a Servicer Termination Event shall have occurred and be continuing.

            Section 8.03 LIMITATION ON RESIGNATION AND ASSIGNMENT BY SERVICER.

            (a) The Company has entered into this Agreement with the Servicer, and subsequent permitted purchasers or transferees pursuant to any Securitization will purchase the Receivables, in reliance upon the representations as to the adequacy of Servicer's servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign this

Agreement or its the servicing or custodial obligations hereunder, nor delegate its rights or duties hereunder or any portion hereof; provided, however, that the Servicer may, at any time without notice or consent, delegate specific duties under this Agreement in accordance with the Servicing Standards to sub-contractors who are in the business of performing such duties; provided, further, that no such delegation shall relieve the Servicer of its responsibilities with respect to such duties and the Servicer shall remain obligated and liable to the Company as if the Servicer alone were performing such duties.

            (b) The Servicer shall not resign from the obligations and duties hereby imposed on it, except by mutual consent of the Servicer and the Company or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel acceptable to the Company to such effect delivered to the Company. No resignation under this Section 8.03 shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01, unless the Servicer is prohibited by Applicable Law from serving as Servicer, in which instance the Company shall immediately designate a successor Servicer.

            Section 8.04 INDEMNIFICATION OF THIRD PARTY CLAIMS BY THE COMPANY.

            (a) The Company shall indemnify each Company Indemnified Party and hold each Company Indemnified Party harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any Company Indemnified Party may sustain arising from in any way related to (a) any alleged untrue statement of any material fact by the Company in any prospectus or other offering document in any Securitization (excluding any information in whole or in part provided by, or derived from information provided by, the Servicer or Ohio Savings Bank), or (b) the breach of any representation or warranty, covenant or other agreement of the Company set forth in this Agreement.

            (b) The Company or the Company Indemnified Party, as applicable, shall promptly notify the other upon becoming aware that a claim subject to indemnification under section 8.04(a) (a "COMPANY INDEMNIFIED CLAIM") has been made by a third party; PROVIDED, HOWEVER, that the failure of the Company Indemnified Party to notify the Company of a Company Indemnified Claim shall not relieve the Company from any liability under Section 8.04(a) which it may have to any Company Indemnified Party, but only to the extent such failure to notify does not prejudice the Company's ability to defend. The Company shall assume the defense of any such Company Indemnified Claim and be responsible for all fees and expenses of counsel incurred therewith as well as any other litigation expenses; PROVIDED, HOWEVER, THAT counsel chosen by the Company shall be reasonably acceptable to the Servicer; and PROVIDED FURTHER, HOWEVER, that at any time the Company Indemnified Party shall be entitled to participate therein and, to the extent that it shall wish, hire counsel (who shall not, except with the consent of the company, be counsel to the Company) and, jointly with the Company, assume the defense thereof. The Company shall not be liable to the Company Indemnified Party for the cost of the Company Indemnified Party's counsel. If, in connection with any Company Indemnified Claim, the actual or potential defendants in, or targets of, any such action include both the Company and the Company Indemnified Party, and counsel retained by the Company cannot adequately represent both the Company and the Company Indemnified Party in light of the claims and defenses that each intends to raise, the Company Indemnified Party shall have the right to hire separate counsel to assume the defense of any such Company Indemnified Claim and the Company shall be responsible for all fees and expenses of such separate counsel incurred therewith as well as any other litigation expense. The Company shall not, without the written consent of the Company Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Company Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Company Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of the Company Indemnified Party.

            (c) The indemnification obligations under this Agreement shall survive the termination of this Agreement and shall be in addition to any liability which the Company may otherwise have.

                                   ARTICLE IX
                           SERVICER TERMINATION EVENT

            Section 9.01 SERVICER TERMINATION EVENTS. (a) Each of the following shall constitute a Servicer Termination Event (each, a "SERVICER TERMINATION EVENT"):

            (i) any failure by the Servicer to remit to the Company (x) any payment or remittance to be made pursuant to SECTION 5.01 that continues unremedied for a period of one (1) Business Day after the date upon which such payment was due or (y) any payment or remittance required to be made under the terms of this Agreement (other than any payment to be made pursuant to SECTION 5.01) that continues unremedied for a period of three
      (3) Business Days after the date upon which such payment or remittance was due;

            (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, by the Company;

            (iii) failure by the Servicer to maintain its license to do business in any jurisdiction where the Servicer is required to be licensed in connection with the servicing of the Receivables or the performance of its other obligations under this Agreement, which continues unremedied for a period of forty-five (45) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, by the Company;

            (iv) any change in the business, assets, operations or financial condition, of the Servicer that has a material adverse effect on the ability of the Servicer to perform any of its obligations under this Agreement which remains uncured for a period of five Business Days;

            (v) (1) The Servicer or any direct or indirect parent shall commence a voluntary case concerning itself under the Bankruptcy Code, (2) a custodian is appointed for, or takes charge of, all or any substantial part of the property of the Servicer or any direct or indirect parent, (3) the Servicer or its parent commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Servicer or its parent,
      (4) the Servicer or any direct or indirect parent is adjudicated insolvent or bankrupt, (5) the Servicer or any direct or indirect parent makes a general assignment for the benefit of creditors, (6) the Servicer or any direct or indirect parent shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due, (7) the Servicer or any direct or indirect parent shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts, or (8) the Servicer or any direct or indirect parent shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

            (vi) An involuntary case under the Bankruptcy Code is commenced against the Servicer or its parent and is not dismissed within sixty (60) days after commencement of the case or there is commenced against the Servicer or its parent any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Servicer or its parent which remains undismissed for a period of sixty (60) days;

            (vii) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities or custodial responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.03;

            (viii) the indictment of Servicer, any director or employee thereof, any Affiliate or any director or employee thereof for criminal activity related to the servicing activities of the Servicer, in each case, where such indictment materially and adversely affects the ability of the Servicer, as applicable, to perform its obligations under this Agreement subject to the condition that such indictment is not dismissed within ninety (90) days;

            (ix) for any Determination Date on or after the Determination Date occurring in March 2006, the Delinquency Percentage exceeds the Delinquency Trigger;

            (x) for any Determination Date on or after the Determination Date occurring in March 2006, as of the last day of the related Collection Period, the Default Percentage exceeds the Default Trigger for the first 24 Collection Periods, and the Default Trigger plus 0.50% for the remaining Collection Periods;

            (xi) Any breach by the Servicer of any representation or warranty as set forth in Section 3.01 and such breach shall not be cured in all material respects within thirty (30) consecutive days after the earlier of
      (i) receipt of written notice from the Company to the Servicer or (ii) upon discovery by the Servicer;

            (xii) Any representation, warranty, certification or statement made by the Servicer in this Agreement or in any certificate or report delivered by it pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made and such error shall not be cured in all material respects within thirty (30) consecutive days after the earlier of (i) receipt of written notice from the Company to the Servicer or (ii) upon discovery by the Servicer;

            (xiii) The Servicer shall materially modify its Servicing Standard, unless the Company has determined in its reasonable discretion that such modification is not materially adverse to the Company, PROVIDED that no "Servicer Termination Event" shall have occurred and be continuing if the Servicer reverses any modifications to the Servicing Standard determined by the Company to be materially adverse;

            (xiv) The Servicer ceases to be an Affiliate of JPMorgan Chase & Co., unless the Company shall have given its prior written consent to any change in the Servicer's affiliation with JPMorgan Chase & Co.; or

            (xv) The long-term unsecured debt rating of JPMorgan Chase & Co. is withdrawn or reduced below Baa2 by Moody's or BBB by Standard & Poor's.

            (b) The Servicer shall deliver to the Company, promptly after having obtained knowledge thereof, but in no event later than three (3) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event Section 9.01(a) above.

            (c) In each case, so long as a Servicer Termination Event shall not have been remedied, in addition to whatever rights the Company may have for damages or equitable relief, including injunctive relief and specific performance, except as may be limited by Section 8.03, the Company, by notice in writing to the Servicer, may (i) terminate SST as the Servicer under this Agreement and the servicing of the Receivables and the proceeds thereof; (ii) give notice to each Obligor of the sale of the related Receivable to the Company and that such Obligor shall, effective as of the date of such notice, remit all Monthly Payments to an account specified by the Company or (iii) require the Servicer to deliver within five (5) Business Days all Receivable Files to an entity designated by the Company.

            (d) Upon receipt by the Servicer of such written notice pursuant to clause (c)(i) above, all authority and power of the Servicer under this Agreement, whether with respect to the Receivables or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Company, the Servicer shall prepare, execute and deliver to the successor servicer designated by the Company any and all documents and other instruments, place in such successor's possession all Receivable Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Receivable Files, at the Servicer's sole expense. The Servicer shall cooperate with the Company and such successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be held by the Servicer with respect to the Receivables or thereafter received with respect to the Receivables.

            Section 9.02 WAIVER OF SERVICER TERMINATION EVENTS. By a written notice, the Company may waive any Servicer Termination Event and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding the foregoing, if any Servicer Termination Event that has occurred is continuing, unless and until the Company shall waive such Servicer Termination Event by written notice, the Company may by notice in writing to the Servicer in the manner provided in
Section 9.01(c), terminate the rights of the Servicer under this Agreement and in and to the servicing and the custody of the Receivables and Receivable Files and the proceeds thereof at any time thereafter.

                                    ARTICLE X
                              TERM AND TERMINATION

            Section 10.01 TERMINATION. This Agreement shall terminate upon the earlier of (i) the later to occur of (A) the final payment or other liquidation (or any advance with respect thereto) of the last maturing Receivable and (B) the disposition of any Financed Vehicle with respect to the last Receivable and the remittance of all funds due hereunder, (ii) the replacement of the Servicer with a successor Servicer following the election by the Company to terminate this Agreement pursuant to Section 13.09(b), after the Servicer withholds its consent to an assignment or (iii) the mutual consent of the Servicer and the Company in writing. The representations and warranties made in this Agreement and the indemnification obligations set forth in this Agreement shall survive the termination of this Agreement.

                                   ARTICLE XI
                              SUCCESSOR TO SERVICER

            Section 11.01 SUCCESSOR TO SERVICER. (A) Prior to termination of any of the Servicer's responsibilities and duties under this Agreement pursuant to
Section 8.03, 9.01(c) or 10.01, the Company shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor satisfying the conditions set forth in
Section 8.02 which successor shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement, including as servicer and custodian, prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Company may make such arrangements for the compensation of such successor out of payments on Receivables as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated in whole or in part pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, (x) shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor, (y) shall continue to receive the Servicing Fee and any other amounts payable to the Servicer hereunder through but not including the day on which a successor Servicer is appointed and (z) shall cooperate and take all actions reasonably requested by the Company or the successor Servicer to effect a smooth and efficient transition. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 11.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.01(a) and the remedies available to the Company under Sections 4.01(h) and 6.01, it being understood and agreed that the provisions of such Sections 3.01(a), 4.01(h) and 6.01 shall be applicable to the Servicer notwithstanding any such termination of the Servicer, or the termination of this Agreement.

            (b) Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Company an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01(a), whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination of the Servicer or termination of this Agreement pursuant to Section 8.03, 9.01 or 10.01 shall not affect any claims that the Company may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination.

            (c) The Servicer shall deliver promptly to the successor servicer all Collections held by it in respect of the Receivables and all Receivable Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

            (d) Any successor servicer shall be required to remit to the Company all collections received with respect to the Receivables on a daily basis unless otherwise agreed to by the Company.

                                   ARTICLE XII
                                 SECURITIZATION

            Section 12.01 ASSISTANCE WITH SECURITIZATIONS.

            (a) The Servicer acknowledges that the Company may, in the future, from time to time sell or enter into financing or other arrangements with respect to some or all of the Receivables in the form of one or more Securitizations or other transactions. The Servicer agrees to take such actions to assist the Company in connection therewith as the Company may reasonably request (it being agreed that the Company shall pay the Servicer's reasonable out-of-pocket expenses paid to third parties in connection with such assistance), including, without limitation:

            (i) acting as a servicer or sub-servicer for such Securitization (as directed by the Company, any Affiliate of the Company or the holder of the applicable Receivables) in accordance with the terms of this Agreement (or any agreement described in the next sentence) and continuing to act as Servicer hereunder for any Receivables retained by the Company. At the request of the Company, the Servicer shall enter into new agreements with the holder of any Receivables in a Securitization, provided that the Servicer shall not be obligated to enter into any agreement less favorable to the Servicer than the terms of this Agreement;

            (ii) making representations and warranties as of the closing date of any such transaction (and providing an Officer's Certificate of the Servicer to that effect) that the Servicer has complied with all of its covenants and obligations hereunder and that the Servicer's representations and warranties under this Agreement are true and correct as of the Closing Date and the closing date of any such transaction;

            (iii) cooperating fully with the Company with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment and execution) of the Securitization Documents and other related documents, and with respect to servicing requirements (including amendments to this Agreement) requested by the rating agencies and credit enhancers and that are consistent with Rating Agency or credit enhancer requirements (as applicable) for Securitization transactions in which "AAA" rated asset-backed securities are issued;

            (iv) providing the Company with narrative statements and statistical or other information reasonably requested by the Company which may be used in any Securitization Document, including historical loss and delinquency data and static pool data, and indemnifying the Servicer Indemnified Parties for material misstatements or omissions contained in such information or in this Agreement;

            (v) providing (at the Company's expense) an agreed upon procedures letter by an independent accounting firm acceptable to the Company and such other verifications reasonably requested by the Company of information provided by the Servicer;

            (vi) providing reasonable access upon two (2) Business Days notice to facilities, employees and information for rating agencies, credit enhancers, prospective whole loan purchasers, accountants or attorneys to those representatives of the Servicer with responsibility, knowledge or experience with respect to the Receivables for the purpose of answering questions in relation thereto, but only to the extent that providing such reasonable access does not unreasonably interfere in the Servicer's servicing operations;

            (vii) delivering (at the Company's expense) opinions of counsel dated as of the closing date of any such transaction requested by a Rating Agency or credit enhancer or reasonably requested by the Company, including an opinion that this Agreement is enforceable against the Servicer under New York law, an opinion covering general corporate matters with respect to the Servicer and an opinion or an Officer's Certificate in form and substance acceptable to Company providing a "negative assurance 10b-5 statement" relating to the information provided by the Servicer pursuant to clause (iii) above;

            (viii) cooperating with the Company and the trustee or similar entity, at the expense of the Company or such other trustee or entity, to satisfy, in connection with any Securitization, the applicable entity's reporting obligations under the Exchange Act and Applicable Law, including any certification necessary to comply in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder;

            (ix) acting as data aggregator for all the receivables (including the Receivables) in such Securitization and otherwise perform such other administrative duties with respect to such Securitization as the parties may mutually agree in writing no later than 5 Business Days prior to such Securitization; provided, however, that such writing may be amended as the parties may agree from time to time to reflect such additional responsibilities reasonably requested by the Company, any Affiliate of the Company or the holder of the applicable Receivables; and

            (x) without limiting Section 8.01, indemnifying the Company for any material misstatements contained in the information provided pursuant to clause (i), (iii), (iv), (vi) or (ix) above in connection with any Securitization, and entering into an indemnity agreement with the depositor and the managing underwriter or initial purchaser in form and substance acceptable to Company.

            (b) In connection with the closing of any such Securitization or other transaction, the Servicer will represent and warrant, and deliver to the Company an Officer's Certificate to the effect, that any such information delivered to the Company, and the disclosure relating thereto, is true and correct and does not contain an untrue statement or the omission to state any fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the generality of the foregoing, any request by the Company for any information about the Servicer required by Regulation AB of the Commission shall be deemed to be reasonable; provided, however, that the Servicer shall have no obligation to provide any information to the extent that the provision of such information would violate any law or any contractual restriction between the Servicer and an unaffiliated third party that was entered into prior to the delivery of such request by the Company.

            (c) Following any Securitization or other transaction described in this Section, the Servicer shall continue to service the Receivables and to be responsible for its obligations under this Agreement, as applicable.

            (d)   This Section shall survive any termination of this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

            Section 13.01 AMENDMENT. This Agreement may only be amended from time to time by written agreement signed by the Servicer and the Company.

            Section 13.02 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            (b) In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, (i) each of the Servicer and the Company hereby consents to the in personam jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the State of New York; (ii) each of the Servicer and the Company agrees that service by prepaid certified or registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law, rules and regulations) at the addresses set forth in Section 13.04 shall be valid and sufficient for all purposes; and (iii) each the Servicer and the Company agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan.

            (c) EACH OF THE SERVICER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE SERVICER AND THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY TO ENTER INTO THIS AGREEMENT.

            Section 13.03 DURATION OF AGREEMENT. This Agreement shall continue in existence and effect until terminated as herein provided.

            Section 13.04 NOTICES.

            (a) Any notice pursuant to this Agreement shall be in writing signed by or on behalf of the party giving it and may be served by sending it by personal delivery or overnight courier to the address of the addressee set forth below (or to such other address as the addressee shall have specified to such party by not less than fifteen (15) days prior notice given in accordance with this Section 13.04). Notice given is deemed for purposes of this Agreement:

            (i) in the case of personal delivery or delivery by overnight courier, on the day of delivery at the address of the addressee or, if such day is not a Business Day, on the first Business Day thereafter.

            (ii)  The details for notices are:

      if to the Servicer:        Systems & Services Technologies, Inc.
                                 4315 Pickett Road
                                 St. Joseph, MO 64503
                                 Attn: David Chappell
                                 Telecopy No: (816) 671-2038

                                 with a copy to:

                                 Systems & Services Technologies, Inc.
                                 4315 Pickett Road
                                 St. Joseph, MO 64503
                                 Attn: Joseph Booz
                                 Telecopy No: (816) 671-2038

      if to the Company:         GS WHOLE LOAN TRUST III
                                 c/o Goldman Sachs Mortgage Company
                                 85 Broad Street
                                 New York, NY 10004
                                 Attention: Robert R. McDonald
                                 Tel.: (212) 902-4262
                                 Fax.: (212) 902-3000

                                 with a copy to:

                                 Goldman Sachs Mortgage Company
                                 85 Broad Street
                                 New York, NY 10004
                                 Attention: David H. Rosenblum
                                 Tel.: (212) 902-2041
                                 Fax.: (212) 428-5787

      if to the Originator:

                                 Ohio Savings Bank
                                 1801 East Ninth Street, Suite 200
                                 Cleveland, Ohio 44114
                                 Attn: Director, Capital Markets
                                 Tel: (216) 588-5142
                                 Fax: (216) 588-5019

or to such other person(s) or address as such party shall have specified in writing in the manner set forth above.

            Section 13.05 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held unenforceable or invalid in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement in such jurisdiction to the extent of such unenforceability or invalidity, and such unenforceability or invalidity shall in no way affect the validity or enforceability of the other provisions of this Agreement or of such provisions in any other jurisdiction.

            Section 13.06 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to the transactions contemplated herein and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

            Section 13.07 RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed to create a partnership or joint venture between the Company and the Servicer.

            Section 13.08 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by each party on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart hereof shall be deemed to constitute due and sufficient delivery of such counterpart.

            Section 13.09 ASSIGNMENT.

            (a) Notwithstanding anything to the contrary contained herein, except as provided in Section 8.03, the Servicer may not transfer or assign all or a portion of its rights, obligations and duties under this Agreement unless the Company has consented to such transfer or assignment.

            (b) Other than to the extent set forth below, the Servicer hereby acknowledges and consents to (and the Company hereby agrees to give notice to the Servicer of) any sale, transfer, mortgage, pledge, assignment or grant of a security interest by the Company of all or a portion of its right, title and interest in, to and under the Receivables or any or all of the Company's rights and obligations hereunder to any other Person pursuant to an Assignment, Assumption and Recognition Agreement or otherwise. At the request of the Company, the Servicer shall acknowledge in writing any such sale, transfer, mortgage, pledge or grant. The Company shall have the right to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Receivables, and designate any Person to exercise any rights of the Company hereunder and each assignee or designee shall accede to the rights and obligations hereunder of the Company with respect to such Receivables. Notwithstanding the foregoing, the Company may not assign its interest hereunder to any Restricted Assignee without the prior consent of the Servicer (which may not be unreasonably withheld).

            "RESTRICTED ASSIGNEE" means any potential assignee or designee that is not a Securitization Assignee.

            "SECURITIZATION ASSIGNEE" means any party to any asset securitization involving all or a portion of the Receivables, including any sale to or otherwise involving any conduit.

            If the Servicer withholds its consent to an assignment by the Company of its interest hereunder to a Restricted Assignee, then the Company, at its sole option, may terminate this Agreement in accordance with Section 10.01. In connection with any such termination, the parties hereto will comply with the provisions of Article XI regarding the appointment of a successor to the Servicer and cooperation to effect a smooth and efficient transition; provided, however, that the Servicer and the Company shall share equally in the payment of all out-of-pocket expenses incurred in connection with the transfer of servicing to such successor servicer..

            Section 13.10 THIRD-PARTY BENEFICIARIES. Each of the Servicer Indemnified Parties is an intended beneficiary of this Agreement and each of them shall have the right to enforce all provisions of this Agreement as if they were a party hereto. Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no other third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

            Section 13.11 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Company or the Servicer, any right, remedy, power or privilege hereunder, will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 13.12 FURTHER ASSURANCES. The Company and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested to more fully to effect the purposes of this Agreement.

            Section 13.13 EFFECT OF HEADINGS; CROSS-REFERENCES. The article, section and subsection headings herein and the table of contents of this Agreement are for convenience only and shall not affect the construction of this Agreement. References in this Agreement to article, section and subsection numbers are to such article, section and subsection numbers of this Agreement.

            Section 13.14 NO PETITION COVENANT. Each of the Company and the Servicer, by entering into this Agreement, covenants that it shall not, prior to the date that is one year and one day after the payment in full of all securities issued in connection with any Securitization, acquiesce, petition or otherwise invoke or cause the issuer of such securities or trustee or other similar entity for such securities to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such issuer or trustee or other entity under any bankruptcy, insolvency or similar law, or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such issuer or trustee or other entity or any substantial part of its properties, or ordering the winding up or liquidation of the affairs of such issuer, trustee or other entity. This Section 13.14 shall survive the termination of this Agreement.

            Section 13.15 EXPENSES. Except as otherwise expressly provided herein, each party to this Agreement shall be responsible for paying their respective costs and expenses, including out of pocket expenses, in connection with the negotiation, preparation and execution and delivery of this Agreement. Notwithstanding the foregoing, the Company shall pay the Servicer's reasonable legal fees and expenses in connection with the negotiation, preparation and execution and delivery of this Agreement.

            Section 13.16 AGENTS TO ACT ON BEHALF OF THE COMPANY. The Company and its successors and transferees may appoint agents to act on their respective behalf and such agents have the power and right to administer and enforce this Agreement on behalf of the Company. To the extent the Company has any rights under this Agreement, any such agent may exercise such rights on behalf of the Company.

            Section 13.17 GUARANTEE BY GSMC. GSMC unconditionally and irrevocably guarantees for the benefit of the Servicer the full and prompt payment and punctual performance of and compliance with SECTION 4.04 and SECTION
8.04 by GS Whole Loan Trust III (the "COMPANY OBLIGATIONS"). This guarantee shall be a continuing, absolute, irrevocable and unconditional guaranty and shall remain in full force and effect as to GSMC until such time as the Company Obligations are indefeasibly paid and performed in full.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                  SERVICER:

                                  SYSTEMS & SERVICES TECHNOLOGIES, INC.

                                  By: /s/ Kimberly K. Costa
                                      ---------------------
                                  Name: Kimberly K. Costa
                                  Its: Vice President

                                  COMPANY:

                                  GS WHOLE LOAN TRUST III

                                  By:   GOLDMAN SACHS MORTGAGE
                                        COMPANY, as the Administrator of the
                                        Company

                                  By:   GOLDMAN SACHS REAL ESTATE
                                        FUNDING CORP., as the General Partner of
                                        Goldman Sachs Mortgage Company

                                  By: /s/ Joseph Marconi
                                      ------------------
                                  Name: Joseph Marconi
                                  Its: Vice President

                                  GUARANTOR:

                                  Goldman Sachs Mortgage Company hereby joins in this Agreement solely for the purposes of
                                  SECTION 13.17 hereof.

                                  By:   GOLDMAN SACHS REAL ESTATE
                                        FUNDING CORP., as the General Partner of
                                        Goldman Sachs Mortgage Company

                                  By: /s/ Joseph Marconi
                                      ------------------
                                  Name: Joseph Marconi
                                  Its: Vice President

                                    EXHIBIT A

                               SERVICING STANDARDS

SST SHALL SERVICE THE RECEIVABLES IN ACCORDANCE WITH THE FOLLOWING STANDARDS WHICH SHALL BE MEASURED ON A MONTHLY BASIS. ALL PROCESSES WILL BE CONSIDERED IN COMPLIANCE IF SST ACHIEVES ADHERENCE LEVELS AT OR ABOVE 85%; PROVIDED, HOWEVER, THAT ITEM 20 SHALL NOT BE SUBJECT TO SUCH ADHERENCE LEVEL BUT SHALL BE ADJUSTED FROM TIME TO TIME AS SET FORTH THEREIN. FOR THE AVOIDANCE OF DOUBT, IN THE EVENT THE ADHERENCE LEVEL WITH RESPECT TO ITEM 20 FALLS BELOW 85%, NO "SERVICER TERMINATION EVENT" SHALL OCCUR. THE PROCESSES AND STANDARDS DESCRIBED HEREIN MAY BE MODIFIED FROM TIME TO TIME IN WRITING BY MUTUAL AGREEMENT OF SST AND COMPANY.

ELECTRONIC PAYMENT SIGNUP

1. SST may periodically solicit consumers to participate in electronic payment programs (i.e. "Autopay").

PAYMENT INVOICES

2. For each customer not using AutoPay or similar electronic payment program, SST will send out payment invoices in electronic or written form not less than 15 days prior to such customer's payment due date.

CUSTOMER SERVICE

3.    Maximum 30 second answer time for 90% of consumer calls.

4.    Maximum 5% call abandon rate over any 2 hour period.

PAYMENT POSTING

5.    Lockbox payments shall be posted as of the date of receipt.

6. All unidentified payments will be posted within 1 business day of proper identification.

7. Account reconciliations and unidentified cash receipts receive weekly activity until cleared.

TITLES

8. Title filed in consumer folder 1 business day following receipt from FDI (the Company's title vendor).

9. SST will be responsible for the proper storage and tracking of all title documents.

10.   Provide the Company a monthly report of titles not received from FDI.

LOAN PAYOFF

11. Title and lien release provided in accordance with SST's policies and applicable law.

12.   100% accuracy in releasing consumer titles and lien releases.

DOCUMENT RETENTION

13.   SST to conform to all Federal and State requirements.

COLLECTIONS

14.   Begin collecting:

      - Within 1 business day following receipt of returned instrument or advice on Non Sufficient Funds (NSF).

      -     Within 2 business day after date of broken promise to pay.

      -     FICO scores will be updated quarterly.

      - Collections based on updated FICO below 640, begin calling customer at the business day following the 5th day after payment due date.

      - Collections based on updated FICO with 640 to 680, begin calling customer at the business day following day 5-10 days after payment due date.

      - Collections based on updated FICO over 680, begin calling customer at the business day following day 10-15 after payment due date.

      - SST may use collection letters and any other collection tool at its disposal at its discretion.

      -     Assumptions

            - A payment will be treated as delinquent if it is more than $25.00 less than the scheduled payment amount.

            - Collection attempts via dialer will be no less often than once every three business days (except in the circumstance of a promise to pay from the consumer, total loss, consumer bankruptcy or skip), unless account is more than 30 days delinquent.

            - At 30 days delinquent the account is assigned to a Collector for manual collection efforts no less frequently than every 3 business days.

15.   Extensions permitted as set forth in the Servicing Agreement.

16.   Credit Bureau Reporting

      -     Monthly to Trans Union, Equifax and Experian

      - SST will establish an appropriate subscriber code to be utilized in reporting to the credit bureaus as "SST/GSWHLN."

17.   Field Calls

      - Utilized at the discretion of the Collector if contact with the borrower has not been made.

      - Field Call fee is assessed to the consumer account as allowed by applicable law.

18. Skip tracing will commence within 3 business days of SST's determination that it has no valid consumer contact information. Skip tracing efforts may include, but are not limited to, one or more of the following as appropriate: credit reports, internet services, place of employment and co-signer information, field calls, etc.

19. Collection calls will include verification of the whereabouts of the asset, verification of all phone numbers, and reason for default as deemed appropriate at the discretion of SST but no less than every 30 days.

REPOSSESSIONS

20. The following expense guidelines are subject to adjustment from time to time by SST with the approval of the Company, such approval not to be unreasonably withheld, as market changes direct:

      I.    Field calls - $45-50
      II.   Replevin actions - $1000-$1200
      III.  Attorney Fees Bankruptcy Ch 7 - $400
      IV.   Attorney Fees Bankruptcy Ch 13 - $700
      V. Repossession - includes storage and keys $285 voluntary $410 involuntary
      VI.   Auction Sale Fee - $100
      VII.  Recondition Fee- $83
      VIII. External Skip Fee - $300-$350
      IX.   Title work - $65

21.   Begin repossession evaluation process at 45-65 days delinquent.

22. SST allowed discretion to accelerate repossession based on collateral jeopardy (abandoned vehicle, impounds, etc).

23. Accounts sent to the Repo Dept. the business day following approval to repossess by Collections supervisors; assignments are to be sent to the agents within one business day of referral from Collections supervisors, pending no research needs to be done prior to assignment.

24. Agents pick up vehicles within 30 days of assignment. If not picked up within 30 days, account is reviewed for possible skip or legal work. Accounts can stay with agent for a longer period of time if they feel continued efforts will result in the recovery of the vehicle.

25. During the 30 day period, agents must provide updates at least every 7 business days.

26.   SST requires agents to provide timely notification of repossessions.

27. SST must send the Notice of Intent to Sell Repossessed Motor Vehicle as required by applicable law.

REMARKETING

28. Once repossessed or voluntarily surrendered, SST will arrange transport to the auction as soon as practicable and as required by applicable law.

29. Based upon the repo notification date, the Titles Department initiates appropriate actions to deliver title to the auction.

30. Once at the auction, a condition report should be received within 2 business days of receipt of the vehicle.

31. Once the condition report has been received, it is reviewed by the Claims Department for physical damage to the vehicle and potential claim filing.

32. The account is reviewed by the Remarketing Department sets the vehicle available for sale. Upon expiration of the NOI period and delivery of the title to auction, the Remarketing Dept. sets the minimum floor price.

33. The minimum floor price is established based upon review of values as reported by MMR, Black Book and NADA. The minimum floor price can not be less than 80% of Mannheim Market Report (MMR) value, as adjusted for mileage and damage, without the Company's approval.

34. Within 2 business days after the sale, the Remarketing Department contacts the auction for sales results and updates the account with either the sales results, or if not sold, the next scheduled sale date.

35. SST will follow up with the auction for funds no later than the 5th business day following entry of the date sold. Follow up continues until receipt of funds.

36. Servicer will apply for and use reasonable efforts to realize upon insurance proceeds, including GAP insurance and rebates on insurance and warranty policies in order to mitigate the loss incurred.

BANKRUPTCY

The Servicer's Bankruptcy Portfolio Management Plan is structured to maximize financial recovery utilizing outside counsel working in conjunction with in-house Bankruptcy Specialists.

CHAPTER 7

37. A Bankruptcy workbook is used to establish workflow and monitor all BK accounts. Servicer refers new bankruptcies to outside counsel to file Proof of Claim (unless unsecured) and Motions for Relief, as appropriate, and otherwise administer the case.

38. BK counsel solicits verification of collateral location and full coverage insurance.

39. BK Specialists monitor, in conjunction with BK counsel, debtor's counsel for debtor's intention: to cure arrears, maintain payments to keep vehicle and sign reaffirmation agreement when appropriate; arrangement for surrender of vehicle; or review motion to redeem vehicle when appropriate.

40. MFR is filed by outside counsel on all BK accounts that are more than 60 days delinquent (MFR may be filed earlier in cases of voluntary surrender, collateral jeopardy, etc.)

41. BK Specialists monitor, in conjunction with BK counsel, for Discharge Order to take action either to Repo vehicle or place into special Collector workbook to handle if current.

CHAPTERS 11 & 13

42. Workflow and accounts are monitored through BK workbooks by BK Specialists assigned to each account. SST refers new bankruptcies to outside counsel to file Proof of Claims (unless unsecured), Motions for Relief and Objections to Plans, as appropriate, and otherwise administer the case.

43.   Create electronic BK file on all accounts.

44. MFR is filed on accounts more than 60 days delinquent with Trustee payments or payments made directly to the Servicer outside of the Plan.

45. BK Specialist monitors, in conjunction with BK counsel, for Trustee payments after plan is confirmed.

46. BK Specialist monitors, in conjunction with BK counsel, for Dismissal or Discharge of cases through the life of the plan.

ATTORNEY REFERRAL CASES (ALL CHAPTERS)

47.   BK Specialists are notified of new files referred to them within 3 days.

48.   BK Specialists monitor the following procedures:

      -     Set jack dates in workbooks on each account.

      - Verify attorney filed POC within 45 days of filing notification, but in no event later than Claims Bar Date.

      - Verify objection, motions filed, hearings, and other court dates within 11 business days of referral.

      - Follow up with attorney/court within 2 business days for results and next steps after hearings or other court dates.

      - Follow up with attorney/court for disposition of court dates/hearings within 10 business days.

RESPONSIVENESS

49. SST to provide the Company with contact information and hours of availability

DISCLOSURES

50. SST to provide consumers with all required disclosures and security as required by Federal and State law.

                                    EXHIBIT B

                               RECEIVABLE SCHEDULE

                     [DELIVERED ELECTRONICALLY TO SERVICER]

                                    EXHIBIT C

                              ACCOUNT INSTRUCTIONS

Bank:        Citibank, NYC

ABA #:       021000089

Account #:   40711421

BNF:         Goldman Sachs Mortgage Company

Attn.:       John Makrinos

Ref:         Ohio Savings Bank--06.28.06 Settlement

                                    EXHIBIT D

                        LIST OF MONTHLY SERVICER REPORTS

      1. MONTHLY FLAT FILE: Electronic file of data elements as specified in the Company's Data Dictionary.

      2. MONTHLY OUTSTANDING ROLL-FORWARD REPORT/SERVICER'S CERTIFICATE: A summary of the changes in the portfolio balance for the previous month. This report provides a summary of the categories (and dollar values of each) which impacted the portfolio's principal for the previous month. This includes principal payments, payoff payments, charged-off amounts, repossession proceeds, other charges and any non-cash items.

      3. MONTHLY ACCOUNT ACTIVITY REPORT: A loan level detail of the activity and monetary transactions that impacted each account in the portfolio. This report provides detail by account with regards to the amount of principal and interest collected, account status code (bankrupt or repossession), unpaid principal balance, and totals for interest and principal due to investor. Status accounts are also summarized by numbers and totals.

      4. MONTHLY LOSS TREND ANALYSIS: Provides delinquency and loss total information for a given period of time summarized on monthly intervals.

      5. MONTHLY SERVICING STANDARDS COMPLIANCE REPORT: Comparison of actual monthly performance levels achieved to those specified in the Performance Standards.

      6. REPOSSESSION/LOSS REPORT: Provides account level detail on each repossession, charge-offs, or settlement that was processed the previous month. Includes total repossession expenses, sale proceeds, deficiency balance amount(s) along with comparisons to industry average value guides and miscellaneous information regarding days in inventory and type of loss.

      7. REPOSSESSION TRACKING REPORTS: Monthly reports providing account level detail of pertinent data throughout the repossession process, including reports for: accounts assigned for repossession, accounts in repossession inventory and repossessions sold.

      8. BANKRUPTCY REPORT: Provides account level detail to include original balance, current balance, loan date, date of last payment, type of bankruptcy and scheduled payment amount.

      9. MONTHLY CONTRACTUAL DELINQUENCY REPORT: Provides information sorted by account number which displays account level detail by delinquency grade (current, 30, 60, 90 & 120+) with totals by category.

      10. PAID OUT ACCOUNT ACTIVITY REPORT: Loan level detail of accounts paid in full in a reporting period.

      11. DAILY SWEEP REPORT: Provides information sorted by account number relative to the previous day's payment activity. This includes the total amount of payment posted to (or retracted from) each account, including a summary of those amounts applied to principal, interest and other.

      12. PAYMENT TRANSMITTAL REPORT: Provides a weekly and month-end summary of the cash transactions applied to all accounts for the specified period of time.

Ad-Hoc Daily Reports (upon request):

INDIVIDUAL ACCOUNT RECORDS: Screen prints can be made available for any given customer upon request (quantities limited). This will provide individual account detail relative to transaction history and current demographic information.

CALL VOLUME REPORTS: Daily CMS dialer call volume reports will be made available on an as requested basis in a to be determined format. Skip tracing log reports will also be made available upon request in a format to be defined at a later date.

Note: Optional Ad-Hoc daily reports based upon the previous month end data. Details of this reporting option to be obtained by providing specific reporting requests in writing. It is also noted that in the event of securitization, the trustee will define the final securitization format.

                                    EXHIBIT E

               FORM OF SERVICER ANNUAL STATEMENT AS TO COMPLIANCE

            I [ ] certify that I am a duly elected [ ] of The SYSTEMS & SERVICES TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the "Servicer"), authorized to execute and deliver this certificate in the name and on behalf of the Servicer, as required by Section 6.02 of the Servicing Agreement, dated as of June 28, 2005 (as amended, modified or supplemented from time to time, the "Servicing Agreement"), among the Servicer, and GS Whole Loan Trust III, as the Company, and further certify in the name of and behalf of the Servicer, that:

            1. A review of the activities of the Servicer and of the performance of its obligations under the Servicing Agreement during the period from [ ], 200[ ] to and including December 31, 200[ ] (the "Review Period") [or, with respect to the first Officer's Certificate, the period from the Servicing Transfer Date to December 31 of such year] was conducted under the supervision of the undersigned.

            2. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon my knowledge and review, and except as disclosed to the Company in this Certificate or otherwise in writing, the Servicer has fulfilled its obligations under the Servicing Agreement during the Review Period.

            3. Based on such review, to the undersigned's knowledge, the following is a description of each significant deficiency during the Review Period in the performance of the Servicer's obligations under the provisions of the Servicing Agreement, which sets forth in detail (i) the nature and status of each such deficiency and (ii) the action taken by the Servicer, if any, to remedy each such deficiency: [List Out]

            4. I have reviewed all distribution or servicing reports (the "Reports") delivered by the Servicer in respect of periods included in the Review Period.

            5. Based on my knowledge, the information in these Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the applicable Review Period.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:_______________________           By:_______________________
                                              Name:
                                              Title:

                                    EXHIBIT F

                      INDEMNIFICATION BY OHIO SAVINGS BANK

            (a) The Seller shall indemnify the Seller Indemnified Parties and hold each Seller Indemnified Party harmless against (i) any and all Losses that any Seller Indemnified Party may sustain in any way related to (A) the failure of the Seller to perform its obligations under the terms of this Agreement, (B) any alleged untrue statement of a material fact contained in any information provided by the Seller (including, without limitation, any information provided in connection with a Securitization) or the alleged omission of a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) the breach of any representation or warranty, covenant or other agreement of Seller set forth in this Agreement, (D) prior to the Servicing Transfer Date (as defined in the Interim Servicing Agreement), the use, ownership or operation by the Seller or any Affiliate thereof of a Financed Vehicle, (E) any deviation of any Receivable contract from the applicable form set forth in Exhibit E-1 or E-2 or (F) any claim or dispute arising on or prior to the Closing Date, including (without limitation) any action, suit, proceeding or investigation alleging violations of Applicable Law in the servicing, collection or origination of any Receivable;
(ii) any Taxes that may at any time be asserted against any Seller Indemnified Party with respect to, and as of the date of, the conveyance of the Conveyed Assets to the Purchaser (but not including any federal or state income taxes arising out of the transactions contemplated by this Agreement); and (iii) any breach by a Dealer of any of its obligations under a Dealer Agreement with respect to any Receivable.

            (b) The Seller or the Seller Indemnified Party, as applicable, shall promptly notify the other upon becoming aware that a claim subject to indemnification under Section 3.03(a) (a "SELLER INDEMNIFIED CLAIM") has been made by a third party; PROVIDED, HOWEVER, that the failure of the Seller Indemnified Party to notify the Seller of a Seller Indemnified Claim shall not relieve the Seller from any liability which it may have to any Seller Indemnified Party, except to the extent such failure to notify materially prejudices the Seller. The Seller shall assume the defense of any such Seller Indemnified Claim and be responsible for all fees and expenses of counsel incurred therewith as well as any other litigation expenses; PROVIDED, THAT counsel chosen by the Seller shall be reasonably acceptable to the Purchaser; and PROVIDED, HOWEVER, that at any time the Seller Indemnified Party shall be entitled to participate therein and, to the extent that it shall wish, hire counsel (who shall not, except with the consent of the Seller, be counsel to the Seller) and, jointly with the Seller, assume the defense thereof. The Seller shall not be liable to the Seller Indemnified Party for the cost of the Seller Indemnified Party's counsel. If, in connection with any Seller Indemnified Claim, the actual or potential defendants in, or targets of, any such action include both the Seller and the Seller Indemnified Party, and counsel retained by the Seller cannot adequately represent both the Seller and the Seller Indemnified Party in light of the claims and defenses that each intends to raise, or the Seller shall not have acknowledged in writing to the Seller Indemnified Parties that the claim is a Seller Indemnified Claim and that the Seller is fully liable and responsible for all Losses in connection with the Seller Indemnified Claim, the Seller Indemnified Party shall have the right to hire separate counsel to assume the defense of any such Seller Indemnified Claim and the Seller shall be responsible for all fees and expenses of such separate counsel incurred therewith as well as any other litigation expense. The Seller shall not, without the written consent of the Seller

Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Seller Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Seller Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of the Seller Indemnified Party.

            (c)   The indemnification obligations of the Seller under this
Section 3.03 shall survive the assignment and transfer of the Receivables in connection with any conveyance by the Purchaser (including in connection with any Securitization).

            (d) Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that the obligations of the Seller set forth in this Section 3.02 to cure or repurchase a defective Receivable as provided in Section 3.02 and to indemnify the Seller Indemnified Parties as provided in this Section 3.03 constitute the sole remedies of the Seller Indemnified Parties respecting a breach of the representations and warranties set forth in Section 3.01.

            (e) Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that the obligations of the Seller set forth in this Section 3.02 to cure or repurchase a defective Receivable as provided in Section 3.02 and to indemnify the Seller Indemnified Parties as provided in this Section 3.03 constitute the sole remedies of the Seller Indemnified Parties respecting a breach of the representations and warranties set forth in Section 3.01.

            (f) For purposes of this Exhibit F, the following terms shall have the corresponding meaning:

            (i) "LOSS" or "LOSSES" shall mean any and all liabilities, losses, costs, claims, damages, settlement costs, penalties and expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' fees and expenses and costs of investigation and litigation incurred by the Seller Indemnified Party in enforcing such indemnity.

            (ii) "SELLER INDEMNIFIED PARTIES" means (a) the Purchaser, its Affiliates, any subsequent purchaser or beneficial owner of the Receivables, or any servicer of the Receivables, (b) in the event of any Securitization of some or all of the Receivables, any trustee, underwriter, placement agent, initial purchaser or other participant in any of the transactions relating to the Securitization and (c) any of their respective officers, directors, agents, partners, members, shareholders, employees and controlling persons, provided, however, with respect to all of the foregoing, no servicer shall be entitled to indemnification by Seller with respect to any Loss resulting from, caused by, arising from or related to any action or failure to act on the part of such servicer or any Person or entity acting on such servicer's behalf.

                                    EXHIBIT G

                            ACKNOWLEDGMENT OF RECEIPT

TO:         GS WHOLE LOAN TRUST III
            c/o Goldman Sachs Mortgage Company
            85 Broad Street
            New York, NY 10004
            Attention: Robert R. McDonald

FROM:       SYSTEMS & SERVICES TECHNOLOGIES, INC.

DATE:       _ _, 200_

--------------------------------------------------------------------------------

      1.    This Acknowledgment of Receipt is delivered to you pursuant to
Section 2.02(a) of the Servicing Agreement dated as of June 28, 2005 between SYSTEMS & SERVICES TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware, its permitted successors and assigns ("SST"), as servicer (in such capacity, the "SERVICER"), and GS WHOLE LOAN TRUST III, a Delaware statutory trust (together with its permitted successors and assigns, the "COMPANY") (as amended, modified or supplemented from time to time, the "AGREEMENT"). Unless the context otherwise requires, capitalized terms which are used but not defined herein shall have the respective meanings attributed to such terms in the Agreement.

      2. The undersigned hereby acknowledges that it has reviewed the documents delivered to it and has determined that with respect to the Receivables identified in the Receivable Schedule: (A) all documents specified in the definition of the term Receivable File are in its possession, (B) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Receivable and (C) based on its examination, and only as to the foregoing documents, the information set forth in the Receivable Schedule as verifiable from the face of the contract with respect to such Receivable accurately reflects the information set forth in the file for such Receivable.

                                        SYSTEMS & SERVICES TECHNOLOGIES, INC.

                                        By:  /s/
                                                -------------------------
                                             Name:
                                             Title:

                                    EXHIBIT H

               REPRESENTATIONS AND WARRANTIES OF OHIO SAVINGS BANK

      (i) TITLE. Immediately prior to the Closing Date: (A) such Receivable had not been sold, assigned, or pledged by the Seller to any Person; (B) the Seller had good and marketable title to such Receivable free and clear of any Lien; and (C) the Seller was the sole owner of such Receivable and had full right to sell the Receivable to the Purchaser and upon the sale thereof to the Purchaser, the Purchaser will have good and marketable title thereto and will own such Receivables free and clear of any Liens. Upon consummation of the transactions contemplated hereby, the Purchaser has a valid and perfected first priority security interest in such Receivable and all proceeds thereof, free and clear of all liens, encumbrances, security interests and rights of others.

      (ii) LAWFUL ASSIGNMENT. Such Receivable was not originated in, and is not subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable any sale, transfer and assignment of such Receivable by the Seller under or as contemplated by this Agreement, including any repurchase in accordance with this Agreement. The Seller has not entered into any agreement with the Obligor on such Receivable that prohibits, restricts or conditions the assignment of all or part of such Receivable.

      (iii) COMPLIANCE WITH LAW. (A) The origination and acquisition of such Receivable, and the sale of the Financed Vehicle securing such Receivable, where applicable, complied, at the time it was made, in all respects with Applicable Law and the servicing of such Receivable complies in all respects with Applicable Law and (B) the sale of such Receivable by the Seller to the Purchaser complies in all respects with Applicable Law.

      (iv) NO FRAUD. No material error, omission, misrepresentation, negligence or fraud in respect of such Receivable has taken place on the part of any Person (including any Dealer) in connection with the origination, acquisition, servicing or sale of such Receivable.

      (v) COMPLIANCE WITH TERMS. The Seller has duly fulfilled all obligations to be fulfilled on the Seller's part under or in connection with the origination, acquisition and disposition of such Receivable, including, without limitation, giving any notices or consents necessary to effect the acquisition of such Receivable by the Purchaser, and has done nothing to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or to impair the rights of the Purchaser in such Receivable or payments with respect thereto.

      (vi) NO DEFENSES. No Receivable is subject to any right of rescission, set-off, counterclaim or defense, including defenses arising out of violations of usury laws, the Truth in Lending Act or any other Applicable Law, and no such right or defense has been asserted or, to the best of Seller's knowledge, threatened with respect to the unpaid principal or interest due under such Receivable, nor will the operation of any of the terms of such Receivable, or the exercise of any right under any of the foregoing, render such Receivable unenforceable, in whole or in part, or subject such Receivable to any right of rescission, set-off, counterclaim or defense, including the defense of usury or any defense under or arising as a result of a claim under or involving the Truth in Lending Act or any other Applicable Law and no such right of rescission, set-off, counterclaim or defense has been asserted to Seller with respect thereto.

      (vii) VALID, BINDING AND ENFORCEABLE OBLIGATION. Such Receivable represents the genuine, legal, valid, and binding payment obligation of the related Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, including the Servicemembers' Civil Relief Act or similar laws. Such Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security.

     (viii) RECEIVABLE IN FORCE. Such Receivable has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Financed Vehicle has not been released from the lien of the Receivable, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission, except for such Receivables that have been repaid in full (or within $25 thereof) after the Cut-Off Date and prior to the Closing Date.

                                       H-2